UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

The Company has adopted change-in-control arrangements (severance plans) for the benefit of certain Company officers and employees. The arrangements are designed to assure that the Company will have the continued services of these officers and employees in the event of the possibility or occurrence of a change in control of the Company. The arrangements are designed to achieve this objective by giving the officers and employees assurances of financial security in case of a pending or threatened change in control of the Company so that they will not be distracted by personal risks, and will continue to devote their full time and efforts to the performance of their duties to the Company. The severance plans described in this report supersede and replace similar plans previously adopted by Apple Hospitality Two, Inc. as of August 23, 2005.

Executive Severance Plan

On October 16, 2008, the Company (acting through its Board of Directors) adopted an Executive Severance Pay Plan (the “Executive Plan”), which is effective January 1, 2009. The Executive Plan covers David P. Buckley (General Counsel and Senior Vice President), Kristian M. Gathright (Senior Vice President), Justin G. Knight (Chief Operating Officer and Senior Vice President), David S. McKenney (President, Capital Markets) and Bryan F. Peery (Senior Vice President and Chief Financial Officer), and will also cover any other employee of the Company (or its subsidiary, Apple Fund Management, LLC) at the level of Senior Vice President or above who is designated by the Company’s Compensation Committee to be eligible to participate in the Executive Plan. The Executive Plan currently does not cover Glade M. Knight, the Company’s Chairman and Chief Executive Officer.

Under the Executive Plan, if (1) any person becomes the owner of 20% or more of the combined voting power of the Company’s securities (other than pursuant to the normal issuance of securities by the Company or certain open market purchases approved by the Company’s board) or, in connection with a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or a combination of these transactions, the persons who were directors of the Company before the transactions cease to constitute a majority of the Company’s board (or any successors’ board) within two years of the last of such transactions (a “change in control”), and (2) within one year after the date of the change in control, the Executive either is terminated by the Company other than for cause or the Executive terminates employment for good reason (collectively, a “termination”), the Executive is entitled to certain severance benefits. The term “good reason” has the meaning defined in the Executive Plan.

These severance benefits are: (i) to the extent not previously paid, the salary and any accrued paid time off through the date of termination; (ii) an amount equal to the product of (a) the annual bonus for the calendar year immediately preceding the calendar year in which the change in control occurs multiplied by (b) a fraction, the numerator of which is the number of days employed by the Company during the calendar year in which the termination occurs, and the denominator of which is 365; and (iii) an amount equal to 2.5 times the sum of the Executive’s annual base salary and annual bonus.

The payment to the Executive is to be made as a lump sum as soon as practicable after the termination of the Executive’s employment and the Executive’s delivery of a required release to the Company, but in any event not later than March 15th of the year following the year in which the Executive’s termination of employment occurs.

However, notwithstanding anything to the contrary in the Executive Plan, for purposes of the Executive Plan the Executive is not entitled to severance benefits if, upon or immediately after a change in control, the Executive is offered a position with a title, responsibilities and compensation reasonably comparable to the title, responsibilities and compensation of the Executive with the Company preceding the change in control by either (1) the purchaser or other successor-in-interest to the Company or a purchaser of a substantial portion of its assets or business, or (2) any other company organized by Glade M. Knight that is either a real estate investment trust or otherwise involved in the acquisition, management, operation and/or disposition of real property, including, without limitation, hotels, and the Executive does not accept such position. In the event any Executive is offered and accepts a position of the type described in the preceding sentence with any entity described in either clause (1) or (2) of the preceding sentence, then the employment of the Executive by the Company is conclusively deemed not to be terminated and such successor entity is thereafter deemed to constitute the “Company” for purposes of the subsequent interpretation and application of the Executive Plan. Thus, if there is a change in control of this successor company and a termination of the Executive by the successor company within one year after the date of the change in control (with “change in control” and “termination” as defined above), the Executive would be entitled to the indicated severance benefits.

In addition, following a change in control and a termination, the Executive (if entitled to severance benefits) will become fully vested in any and all stock incentive awards granted to the Executive under any plan or otherwise which have not become exercisable as of the date of the change in control and all stock options (including options vested as of the change in control) will remain exercisable until the earlier of (1) the original option expiration date or (2) the tenth anniversary of the original grant date.

The Company also will arrange to provide the Executive and his family benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) that are at least as favorable as those provided under the most favorable plans of the Company applicable with respect to the Executive and his family during either (1) the 90-day period immediately preceding the change in control, or (2) the 90-day period immediately preceding the Executive’s termination date. Notwithstanding the foregoing, if the Executive obtains comparable coverage under any benefits provided by another employer, then the amount of coverage required to be provided by the Company will be reduced by the amount of coverage provided by such other employer’s benefit plans.

Also, the Company will, at its sole expense, pay on behalf of each Executive, as incurred, up to $15,000 in reasonable fees and costs charged by a nationally recognized outplacement firm selected by the Executive to provide outplacement service for one year after the termination date.

Severance Plan

On October 16, 2008, the Company (acting through its Board of Directors) also adopted an employee Severance Plan (the “Employee Plan”), which is effective January 1, 2009. The Employee Plan currently covers 28 employees of the Company (listed on “Appendix A” to the Employee Plan). The Employee Plan will also cover other employees of the Company designated from time to time by the Company, but will not cover employees covered under the Executive Plan or under any separate change in control agreement.

The Employee Plan provides that if there is a change in control of the Company (with the same definition as under the Executive Plan), a covered employee is entitled to a severance benefit if, and only if: (1) within one year after the date of a change in control, the employment of the Employee with the Company is terminated by the Company for any reason other than good cause (as such term is defined in the Employee Plan), or (2) within one year after the date of a change in control, the Employee terminates his or her employment with the Company for good reason (as that term is defined in the Employee Plan).

However, as under the Executive Plan, notwithstanding anything to the contrary in the Employee Plan, for purposes of the Employee Plan the Employee is not entitled to severance benefits if, upon or immediately after a change in control, the Employee is offered a position with a title, responsibilities and compensation reasonably comparable to the title, responsibilities and compensation of the Employee with the Company preceding the change in control by either (1) the purchaser or other successor-in-interest to the Company or a substantial portion of its assets or business, or (2) any other company organized by Glade M. Knight that is either a real estate investment trust or otherwise involved in the acquisition, management, operation and/or disposition of real property, and the Employee does not accept such position. In the event any Employee is offered and accepts a position of the type described in the preceding sentence with any entity described in either clause (1) or (2) of the preceding sentence, then the employment of the Employee by the Company is conclusively deemed not to be terminated and such successor entity is thereafter deemed to constitute the “Company” for purposes of the interpretation and application of the Employee Plan. Thus, if there is a change in control of this successor company and a termination of the Employee by the successor company within one year after the date of the change in control (with “change in control” and “termination” as defined above), the Employee would be entitled to the indicated severance benefits.

The salary continuance benefit component of the severance benefit is the sum of: (1) the Employee’s current monthly salary at the time his or her employment with the Company terminates (where salary, on an annual basis for such purpose, is calculated as 12 times the product of the average monthly salary for the 12 months immediately preceding the month in which the change in control occurs) multiplied by 12, and (2) the amount of the annual cash bonus paid to the Employee for the year immediately prior to the year in which the Employee’s employment with the Company terminates, and is payable as a lump sum.

The payment to the Employee is to be made as soon as practicable after the termination of the Employee’s employment and the Employee’s delivery of a required release to the Company, but in any event not later than March 15th of the year following the year in which the Employee’s termination of employment occurs.

For a period of up to twelve months beginning on the date on which an Employee’s employment with the Company terminates, an Employee and his or her dependents will continue to be covered by all benefit plans in which he or she and his or her dependents were participating immediately prior to the date on which his or her employment with the Company terminated.

Each Employee is also entitled to an outplacement services benefit which consists of payment of the actual costs of outplacement services, including job search and interview skill services provided to the Employee. The services shall be provided for a period of up to 12 months beginning on the date on which the Employee’s employment with the Company terminates. The Company will pay each Employee for the actual reasonable costs of the services, up to a maximum cost of $10,000 per Employee.

General

Both the Executive Plan and the Employee Plan are administered generally by the Company’s Compensation Committee, with the oversight of the Company’s Board of Directors. As indicated above, the number of participants under either plan may change from time to time. The Company’s Chief Executive Officer has the right and power to amend, modify or supplement Appendix A to the Employee Plan (which lists those officers and employees covered by the Employee Plan) at any time before a change in control of the Company. The Board of Directors of the Company may also amend from time to time, or terminate, the Employee Plan (but no such amendment or termination may be made for one year following a change in control or may reduce benefits payable to a person who is receiving benefits). The Executive Plan can only be amended with the consent of the Executive and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

October 17, 2008